GulfMark Offshore, Inc. Announces
2nd Quarter 2008 Earnings Release Date
and Conference Call Information

July 10, 2008 - HOUSTON - GulfMark Offshore, Inc. (NYSE:GLF) today announced plans to release earnings for the second quarter ended June 30, 2008, before the market opens on Tuesday, July 29, 2008.  The Company will also conduct a conference call to discuss the results with analysts, investors and other interested parties at 9:00 a.m. EDT the same day.  Those who wish to participate in the conference call should dial 877-381-5943 in the United States or 706-679-4543 from outside.

A telephonic replay of the conference call will be available for 4 days, starting approximately 2 hours after the completion of the call, and can be accessed by dialing 800-642-1687 (international callers should use 706-645-9291) and entering access code 55764122.

The call is also being webcast and can be accessed from the Investor Relations section of GulfMark Offshore’s website at www.gulfmark.com.  Investors can also access the webcast at www.InvestorCalendar.com.  The webcast will be available for replay until October 29, 2008.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of ninety (90) offshore support vessels serving every major offshore energy industry market throughout the world.

Contact:	Russell K. Bay, Vice President – Investor Relations & Treasurer
E-mail: Rusty.Bay@GulfMark.com
Phone: (713) 963-9522

Edward A. Guthrie, Executive Vice President & CFO
E-mail: Ed.Guthrie@GulfMark.com
Phone: (713) 963-9522

Certain statements and answers to questions during the conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements made during the call should not be regarded as representations that the projected outcomes can or will be achieved.